Exhibit 3.3

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            NOBLE INTERNATIONAL, LTD.
                             A Michigan Corporation


                                    ARTICLE I
                                     OFFICE

                  1.1 Registered Office. The registered office of Noble International, Ltd., a Michigan corporation (hereinafter called the "Corporation"), shall be located at such place in the State of Michigan as has been most recently designated in the files of the Michigan Department of Commerce, either by the articles of incorporation or by a certificate of change of registered office or annual report changing the location of such office. The Corporation may also have an office or offices at such other place or places within and without the State of Michigan as the board of directors may from time to time determine.

                  1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change the principal office from one location to another.

                  1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Michigan, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

                  2.1 Annual Meetings. Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings in accordance with
Section 2.11 of these Bylaws may be held at such time, date and place as the Board shall determine by resolution.

                  2.2 Special Meetings. A special meeting of the shareholders for the transaction of any proper business may be called at any time only by the Board.

                  2.3 Place of Meetings. All meetings of the shareholders shall be held at such places within or without the State of Michigan, as may from time to time be designated by the Board and specified in the respective notices or waivers of notice thereof.

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                  2.4 Notice of Meetings.

                      (a) Except as otherwise required by law, written notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except as a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                      (b) Whenever notice is required to be given to any shareholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any of the other sections, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this section.

                  2.5 Quorum. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders of the Corporation or any adjournment thereof. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, and by any greater number of shares otherwise required to take such action by applicable law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  2.6 Voting.

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                      (a) Each shareholder shall, at each meeting of the
shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                          (i) on the date fixed pursuant to Section 2.10 of
these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or

                          (ii) if no such record date shall have been so fixed,
then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

                      (b) Voting shall in all cases be subject to the provisions of the Michigan Business Corporation Act and to the following provisions:

                          (i) Subject to Section 2.6(b)(vii), shares held by an
administrator, executor, guardian, conservator, custodian or other fiduciary may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

                          (ii) Shares standing in the name of a receiver may be
voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

                          (iii) Subject to the provisions of the Michigan
Business Corporation Act, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                          (iv) Shares standing in the name of a minor may be
voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the non-age, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Corporation.

                          (v) Shares standing in the name of another
corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

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                          (vi) Shares of its own stock belonging to the
Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

                          (vii) Shares held by the Corporation in a fiduciary
capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares.

                          (viii) If shares stand of record in the names of two
or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                                 (A) If only one votes, such act binds all;

                                 (B) If more than one vote, the act of the
majority so voting binds all;

                                 (C) If more than one vote, but the vote is
evenly split on any particular matter, each fraction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

                  (c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of three (3) years from the date of such proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Michigan Business Corporation Act.

                  (d) At any meeting of the shareholders all matters, except as otherwise provided in the Articles of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.

                  (e) The vote at any meeting of the shareholders on any question need not be written ballot, unless so directed by the chairman of the meeting; provided, however, that any election of directors at any meeting must be conducted by written ballot upon demand made by any shareholder or shareholders present at the meeting before the voting begins. On a vote by

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ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

                  2.7 No Action Without a Meeting. No action which is required to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting.

                  2.8 List of Shareholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

                  2.9 Judges. If at any meeting of the shareholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall: (i) decide upon the qualification of the voters;
(ii) report the number of shares represented at the meeting and entitled to vote on such question; (iii) conduct the voting and accept the votes; and (iv) when the voting is completed, ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be shareholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

                  2.10 Fixing Date for Determination of Shareholders of Record.

                       (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

                       (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  If no record is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on

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the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  2.11 Shareholder Proposals at Annual Meetings.

                       (a) If any shareholder notifies the Corporation of his intention to present a proposal for action at a forthcoming meeting of the Corporation's shareholders, the Corporation shall set forth the proposal in its proxy statement and identify it in its form of proxy and provide means by which security holders can specify a choice between approval or disapproval of, or abstention with respect to, such proposal. Notwithstanding the foregoing, the Corporation shall not be required to include the proposal in its proxy statement or form of proxy unless the shareholder (herein the "proponent") has complied with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended:

                           (1) At the time he submits the proposal, the
proponent shall be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year, and he shall continue to own such securities through the date on which the meeting is held. If the Corporation requests documentary support for a proponent's claim that he is the beneficial owner of at least 1% or $1,000 in market value of such voting securities of the Corporation or that he has been a beneficial owner of the securities for one or more years, the Corporation shall make such request within 14 calendar days after receiving the security holder proposal and the proponent shall furnish appropriate documentation within 21 calendar days after receiving the request. Appropriate documentation of the proponent's claim of beneficial ownership shall include:

                               (i) a written statement by a record owner or an
independent third party, accompanied by the proponent's written statement that the proponent intends to continue ownership of such securities through the date on which the meeting is held; or

                               (ii) a copy of a Schedule 13D, Schedule 13G, Form
13F, Form 3 and/or Form 4, or amendments thereto, filed with the Securities and Exchange Commission and furnished to the Corporation by the proponent, provided that such filings indicate the proponent's beneficial ownership as of or prior to the date on which the relevant one year period commences, and are supported by

                                   (A) a copy of all subsequent amendments
reporting a change in ownership level,

                                   (B) the proponent's affidavit, declaration,
affirmation or other similar document provided for under applicable state law attesting that the proponent continued to be the beneficial owner of at least 1% or $1,000 in market value of such voting securities of the Corporation throughout the required one year period and as of the date of the affidavit, declaration, affirmation or other similar document provided for under applicable state law, and

                                   (C) the proponent's written statement that
the proponent intends to continue ownership of such securities through the date on which the meeting is held.

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In the event the Corporation includes the proponent's proposal in its proxy soliciting material for the meeting and the proponent fails to comply with the requirement that he continuously hold such securities through the meeting date, the Corporation shall not be required to include any proposals submitted by the proponent in its proxy material for any meeting held in the following two calendar years.

                           (2) At the time he submits a proposal, a proponent
shall provide Corporation in writing with his name, address, the number of the Corporation's voting securities that he holds of record or beneficially, the dates upon which he acquired such securities, and documentary support for a claim of beneficial ownership. A proposal may be presented at the meeting either by the proponent or his representative who is qualified under state law to present the proposal on the proponent's behalf at the meeting. In the event that the proponent or his representative fails, without good cause, to present the proposal for action at the meeting, the Corporation shall not be required to include any proposals submitted by the proponent in its proxy solicitation material for any meeting held in the following two calendar years.

                           (3) The proponent shall submit his proposal
sufficiently far in advance of the meeting so that it is received by the Corporation within the following time periods:

                               (i) A proposal to be presented at an annual
meeting shall be received at the Corporation's principal executive offices not less than 120 days in advance of the date of the Corporation's proxy statement released to security holders in connection with the previous year's annual meeting of security holders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Corporation a reasonable time before the solicitation is made.

                               (ii) A proposal to be presented at any meeting
other than an annual meeting specified in paragraph (a)(3)(i) of this section shall be received a reasonable time before the solicitation is made.

                       (b) The number of proposals, forms of supporting statement, identification of the proponent in the Corporation's proxy statement and circumstances under which the Corporation may omit a proposal shall be determined in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

                  2.12 Notice of Shareholder Nominees.

                       (a) Nominations of persons for election to the Board of the Corporation shall be made only at a meeting of shareholders and only (i) by or at the direction of the Board or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.11. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned

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by such shareholder. Notwithstanding the foregoing, nothing in this Section 2.12 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the discretion of, or on behalf of the Board.

                       (b) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.12, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE III
                               BOARD OF DIRECTORS

                  3.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board.

                  3.2 Number and Term of Office. The number of directors shall be no less than seven (7) and no more than eleven (11) or such other number as may be fixed by the shareholders at any annual meeting or special meeting or by the Board at any regular or special meeting, subject in either case to the provisions of the Certificate of Incorporation. Directors need not be shareholders. The initial number of directors shall be seven (7). Each director shall hold office until the next annual meeting and until a successor has been elected and qualified, or he resigns, or he is removed in a manner consistent with these Bylaws.

                  3.3 Election of Directors. The directors shall be elected annually by the shareholders of the Corporation and the persons receiving the greatest number of votes in accordance with the system of voting established by these Bylaws shall be the directors.

                  3.4 Resignation and Removal of Directors. Any director of the Corporation may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed with or without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors. No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

                  3.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by a majority of the remaining directors, though less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

         The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

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                  3.6 Place of Meeting, Etc. The Board may hold any of its
meetings at such place or places within or without the State of Michigan as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

                  3.7 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

                  3.8 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as may be required by law or specified herein, notice of regular meetings need not be given.

                  3.9 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or any two or more directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, in the Certificate of Incorporation or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business, at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                  3.12 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such

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compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

                  3.13 Committees of Directors.

                       (a) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to act on behalf of the Board with regard to:

                           (i) the approval of any action which, under the
Michigan Business Corporation Act, also requires shareholders' approval or approval of the outstanding shares;

                           (ii) the filling of vacancies on the Board of
Directors or in any committees;

                           (iii) the fixing of compensation of the directors for
serving on the Board or on any committee;

                           (iv) the amendment or repeal of Bylaws or the
adoption of new Bylaws;

                           (v) the amendment or repeal of any resolution of the
Board of Directors which by its express terms is not so amendable or repealable;

                           (vi) a distribution to the shareholders of the
Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

                           (vii) the appointment of any other committees of the
Board of Directors or the members thereof.

                       (b) Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws dealing with the place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment and action without meeting, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time or regular meetings of committees may be determined by resolutions of the Board of Directors. Notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors or a committee may adopt rules for the government of such committee not inconsistent with the provisions of these Bylaws.

         Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

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                 3.14 Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more non-employee directors and one or more other disinterested persons, who need not be directors, for the purpose of providing advice to the Board regarding any matter, including but not limited to the compensation of officers and other key employees. For the purposes of this Section, a "disinterested person" means any person having no significant interest in the actions of the committee, as determined by the Board. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall assist the Board in exercising its powers and authority in the management of the business and affairs of the Corporation, but shall not itself exercise such powers and authority. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint any disinterested person to act at the meeting in the place of any such absent or disqualified member. The compensation and reimbursement of expenses of the members of any such committee shall be determined by resolution passed by a majority of the whole Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any such member from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

                 3.15 Certain Transactions. In the absence of fraud, no contract or other transaction between the Corporation and any other corporation, and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are financially or otherwise interested in, or are directors or officers of, such other corporations; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or committee. Any director of the Corporation who is also a director or officer of any such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation that shall authorize any such contract, act or transaction, and may vote thereat to authorize any such contract, act or transaction, with full force and effect as if he were not such director or officer of such other corporation or not so interested.


                                   ARTICLE IV
                                    OFFICERS

                 4.1 Corporate Officers.

                     (a) The officers of the Corporation shall be a Chairman of the Board, a President (Chief Executive Officer), one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, Chief Operating Officer, Chief Financial Officer (Treasurer) and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.1(b).

                     (b) In addition to the officers specified in Section 4.1(a), the Board may appoint such other officers as the Board may deem necessary or advisable, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have

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such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any officer provided for in this Section 4.1(b).

                     (c) Any number of offices may be held by the same person.

                 4.2 Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Sections 4.1(b) or 4.5, shall be appointed annually by the Board at the first meeting thereof held after the election of the Board. Each officer shall hold office until such officer shall resign or shall be removed by the Board (either with or without cause) or otherwise disqualified to serve, or the officer's successor shall be appointed and qualified.

                 4.3 Removal. Any officer of the Corporation may be removed, with or without cause, at any time at any regular or special meeting of the Board by a majority of the directors of the Board at the time in office or, except in the case of an officer appointed by the Board, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

                 4.4 Resignations. Any officer may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board, President or Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other cause may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                 4.6 Chairman of the Board. The Chairman of the Board of the Corporation shall preside at all meetings of the shareholders and at all meetings of the Board in the absence of the Chief Executive Officer.

                 4.7 Chief Executive Officer. The Chief Executive Officer shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several subordinate officers, assistants, agents and employees. He shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have such other powers and duties as may from time to time be assigned to him by the Board or as prescribed by the Bylaws. In the absence of the President he shall assume powers and duties of the President as are delegated to him by a majority of the Board of Directors.

                 4.8 President. The President shall have, subject to the control of the Board and Chief Executive Officer, general and active supervision and management over the business of the Corporation and over its several subordinate officers, assistants, agents and employees. The President shall have such other powers and duties as may from time to time be assigned to him by the Chief Executive Officer, the Board or as prescribed by the Bylaws. In the absence of the Chief Executive Officer, he shall assume the powers and duties of the Chief Executive Officer as are delegated to him by a majority of the Board of Directors.

                 4.9 Vice Presidents. Each Vice President shall have such power and perform such duties as the Board may from time to time prescribe. The Vice Presidents shall have such other powers and duties as may from time to time be assigned to him by the Chief Executive Officer, President and the Board or as prescribed by the Bylaws.

                 4.10 Chief Operating Officer. The Chief Operating Officer shall have, subject to the control of the Chief Executive Officer, President, and the Board, general and active supervision and management over the operations of the Corporation, the subsidiaries, and over its several subordinate officers, assistants, agents and employees. The Chief Operating Officer shall have such other powers and duties as may from time to time be assigned to him by the Chief Executive Officer, President and the Board or as prescribed by the Bylaws.

                 4.11 Chief Financial Officer (Treasurer). The Chief Financial Officer (Treasurer) shall supervise, have custody of, and be responsible for all funds and securities of the Corporation. The Chief Financial Officer (Treasurer) shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board or in accordance with authority delegated by the Board. The Chief Financial Officer (Treasurer) shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. The Chief Financial Officer (Treasurer) shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. The Chief Financial Officer (Treasurer) shall, in general, perform all other duties incident to the office of Chief Financial Officer (Treasurer) and such other duties as from time to time may be assigned to the Chief Financial Officer (Treasurer) by the Board.

                 4.12 Secretary. The Secretary shall have the duty to record the proceedings of all meetings of the Board, of the shareholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with these Bylaws and as required by law; shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

                 4.13 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.


                                    ARTICLE V
                           CONTRACTS, CHECKS, DRAFTS,
                               BANK ACCOUNTS, ETC.


                 5.1 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any account.

                 5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

                 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Chief Financial Officer, (or any other officer or officers, assistant or assistants, agent or agents or attorney or attorneys of the Corporation who shall from time to time be determined by the Board), may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

                 5.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


                                   ARTICLE VI
                            SHARES AND THEIR TRANSFER

                 6.1 Certificates for Stock.

                     (a) The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of, the Corporation by the President or Vice President, and by the Chief Financial Officer (Treasurer) or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificates, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

                     (b) A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.4.

                 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                 6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                 6.4 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

                 6.5 Payment for Shares. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.


                                   ARTICLE VII
                                 INDEMNIFICATION

                 7.1 Third Party Proceeding. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, If the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim for indemnification as hereinafter provided, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful, and the person submits a written claim for indemnification as hereinafter provided. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or, with respect to a criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 7.2 Derivative Shareholder Liability. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and the person submits a written claim of indemnification as hereinafter provided. However, indemnification shall not be made for a particular action, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought (or another court of competent jurisdiction) has determined upon application that, despite the adjudication of liability but in view of all the relevant circumstances, the person is fairly and reasonably entitled to indemnification for the reasonable expenses he or she incurred. The right to indemnification conferred in this Section shall be a contract right. The Corporation may, by action of its Board of Directors, or by action of any person to whom the Board of Directors has delegated such authority, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 7.3 Determination of Indemnification. Any indemnification under
Section 7.1 or 7.2 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 7.1 or 7.2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall occur within 30 days after a written claim for indemnification has been received by the Corporation, and shall be made in any of the following ways:

                     (1) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

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

                     (2) If the quorum described in subparagraph (1) is not obtainable, then by a majority of a committee duly designated by the board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding;

                     (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                         (A) By the board or its committee in the manner
prescribed in subparagraphs (1) and (2),

                         (B) If a quorum of the board cannot be obtained under
subparagraph (1) and a committee cannot be designated under subparagraph (2), by the board;

                     (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding; and

                     (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

                  In the designation of a committee under subparagraph (2) or in the selection of independent legal counsel under subparagraph (3)(B), all directors may participate.

                  If a person is entitled to indemnification under Sections 7.1 or 7.2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                 7.4 Payment of Defense Expenses in Advance. The Corporation shall pay or reimburse the reasonable expenses incurred by a director or officer who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

                     (1) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 7.1 and 7.2.

                     (2) The person furnishes the Corporation a written undertaking, executed personally or on his or her behalf to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

                     (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under this section or the Michigan Business Corporation Act.

                  The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. Determination of payments under Section 7.4 shall be made in the manner described in Section 7.3(1)-(5).

                 7.5 Right of Officer or Director to Bring Suit. If a claim for indemnification under this Section is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the officer or director who submitted the claim (hereinafter the "indemnitee") may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover advances, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right under this Section (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) it shall be a defense that, and in any action brought by the Corporation to recover advances the Corporation shall be entitled to recover such advances if, the indemnitee has not met the applicable standard of conduct set forth in Section 7.1 or
Section 7.2. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 or 7.2, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought by the indemnitee or create a presumption that the indemnitee has not met the applicable standard of conduct. In any action brought by the indemnitee to enforce a right hereunder or by the Corporation to recover payments by the Corporation of advances, the burden of proof shall be on the Corporation.

                 7.6 Other Indemnification. The indemnification or advancement of expenses provided under Sections 7.1 through 7.5 is not exclusive to other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 7.1 through 7.5 continues as to a person who ceases to be a director, officer, partner, or trustee and shall inure to the benefit of the heirs, executors, and administrations of the person.

                 7.7 Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the Michigan Business Corporation Act or this section.

                 7.8 Definitions. For purposes of this section, "the Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise whether for profit or not shall stand in the same position under the provisions of this paragraph with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

                 7.9 Employee Benefit Plans. For purposes of this section, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 7.1 and 7.2.

                 7.10 Severability. The invalidity or unenforceability of any provision of this Article VII shall not effect the validity or enforceability of the remaining provisions of this Article VII.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                 8.1 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Michigan and the year of incorporation.

                 8.2 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice. Attendance of a person at a meeting (whether in person or by proxy in the case of a meeting of shareholders) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                 8.3 Amendments. These Bylaws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board at a regular or special meeting of the Board; provided that, any Bylaws made by the affirmative vote of a majority of the Board as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders.

                 8.4 Representation of Other Corporations. The President, any Vice President or the Secretary of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this

Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

                 8.5 Stock Purchase Plans. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

         Any stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares, the time limits of and termination of the plan and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

                 8.6 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Michigan Business Corporation Act shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

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

                            CERTIFICATE OF SECRETARY


                  I, the undersigned, do hereby certify:

                 1. That I am the duly elected and acting Secretary of Noble International, Ltd., a Michigan corporation; and

                 2. That the foregoing Bylaws, comprising twenty (20) pages, constitute the Bylaws of said Corporation as duly adopted and approved by the directors of said Corporation by unanimous written consent effective as of February 9, 1998.

                 IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation effective as of February 25, 1998.


                                                /s/ Michael C. Azar
                                                -------------------------------
                                                Michael C. Azar, Secretary





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